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                                                                Exhibit 10.18

                                 August 28, 2002

Mr. Jeff Grant
Manager, Airline Partnerships
Orbitz, LLC
200 S. Wacker Drive
Suite 1900
Chicago, IL. 60606

Dear Mr. Grant:

This letter constitutes an agreement (this "Agreement") between American Airlines, Inc. (American) and Orbitz, LLC ("Orbitz") for on-line advertising through the calendar year 2002. American and Orbitz are referred to collectively herein as the "Parties" and individually as a "Party". The Parties hereby agree as follows:

A. American shall receive the following: $250,000 of on-line media advertising space and/or marketing opportunities on the Orbitz web site (the "Advertising"), which advertising shall be valued at a rate which is twenty-five percent (25%) less than the rate available on Orbitz' then-current published rate card for the relevant Advertising provided. The placement and specific value of such Advertising shall be set forth on, and subject to the terms of, insertions orders to be entered into between the parties, the form of which is attached hereto as Attachment B (each, an "Insertion Order"). Insertion Orders entered into pursuant to this Agreement shall be incorporated by reference herein.

B. In return for the Advertising, American agrees to provide to Orbitz, in compliance with applicable law, travel on American Airlines, American Eagle and/or AmericanConnection with a $212,500 net value (net value already reflects reduction for standard 15% commission), from any domestic or international airport served by American Airlines, American Eagle or AmericanConnection systemwide. All travel must be completed by June 30, 2003, and is subject to the Terms and Conditions set forth in Attachment A.

C. Solely for the purpose of preparing and publishing Advertising materials, American grants to Orbitz a limited, royalty free, non-transferable, non-exclusive right to use American's trademark, tradename, service mark and domain name, and any visual representations thereof, including logos, designs, symbols, word marks, images, colors and color combinations, trade dress and characters, and any other publicity rights or indicia of ownership owned or used by American (collectively, the "American Marks"). Any unauthorized use of the American Marks shall constitute a material breach of this Agreement and an infringement of American's rights in and to the American Marks.

D. The American Marks shall be reproduced from the reproduction art furnished by American. American will provide Orbitz with limited access to American Airlines Digital Asset Management System ("AAdams") to obtain digital renditions of the American Marks that conform to American's corporate graphics standards. Orbitz agrees that it will not
         (1) use or display any American Marks that it has not obtained from

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         AAdams; (2) alter the American Marks in any way, except that Orbitz shall have the right to resize the American Marks; or (3) display the American Marks without the appropriate proprietary rights notices. Orbitz shall ensure that any of Orbitz's authorized vendors who prepare Advertising copy shall comply to American's corporate graphics standards and Orbitz's other obligations with respect to the use of the American Marks in the Advertising. Orbitz acknowledges and agrees that
         (a) American owns the American Marks and that Orbitz shall in no way contest or deny the validity of, or the right or title of American in or to, the American Marks; (b) Orbitz has no right to alienate the American Marks; and (c) Orbitz has no right or permission to use the American Marks for any purpose other than as expressly stated in this Agreement. Orbitz agrees that it shall not utilize the American Marks in any manner that would diminish their value or harm the reputation of American.

E. Prior to publication or distribution, Orbitz agrees to submit to American for approval layouts, artwork, photographs, and final proofs of all copy prepared by Orbitz for the Advertising which refer to American or include any of the American Marks. Orbitz further agrees that no changes will be made to such materials after approval by American unless such changes are approved by American in writing.

F. Orbitz agrees to provide American quarterly reports regarding the usage statistics, impressions, click-throughs or other statistical measurements of the Advertising ("Measurement Units") as measured by Orbitz' third party ad server, provided that Orbitz makes no representations regarding the Measurement Units other than as set forth herein or in any Insertion Order.

G. Orbitz agrees to defend, indemnify and hold harmless American and its directors, officers, agents and employees from and against any and all third party claims, demands, proceedings, suits and actions, and any related liabilities, obligations, losses, damages, judgments, settlements, fees, costs and expenses, including reasonable attorneys' fees (collectively, "Claims") arising out of or in connection with (a) the acts or failure to act of Orbitz, its officers, agents, contractors or employees in connection with the products, services or promotions contemplated or supplied by Orbitz pursuant to this Agreement; provided, however, that Orbitz's obligations hereunder shall not apply to the extent such Claims arise out of American Airlines' breach of its duties and obligations as a common carrier; and (b) Orbitz's activities related to the Advertising (other than with respect to any materials or American Marks provided by American to Orbitz hereunder), such as the broadcasting of any material that was prepared by Orbitz pursuant to this Agreement, including but not limited to (i) the unauthorized use of the name or likeness of any person, (ii) libel, slander, defamation, disparagement, piracy, and/or plagiarism, (iii) unfair competition,
         (iv) idea misappropriation, and (v) invasion of any third party's right to privacy or infringement of any third party's right to publicity.

H. American agrees to indemnify, defend and hold Orbitz harmless from and against any and all Claims arising out of or in connection with (a) Orbitz's use of or access to any Advertising materials provided by American, (b) any American material to which the Advertising links, or
         (c) any products or services made available, promoted, or advertised by American through the Advertising.

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         In the event of a Claim, the Party seeking indemnity hereunder shall promptly notify the indemnifying Party of such Claim; provided, however, that any failure to give such notice will not waive any of the indemnified Party's rights except to the extent the indemnifying Party's rights are actually prejudiced thereby. The indemnifying Party shall assume the defense and settlement of such Claim at its sole risk and expense; provided, however, that the indemnified Party (a) may join in the defense and settlement of such Claim and employ counsel at its own expense and (b) shall reasonably cooperate with the indemnifying Party, at the indemnifying Party's expense, in such defense and settlement. The indemnifying Party may not settle any Claim without the indemnified Party's written consent unless such settlement (i) includes a release of all covered claims pending against the indemnified Party;
         (ii) contains no admission of liability or wrongdoing by the indemnified Party; and (c) imposes no obligations upon the indemnified Party other than an obligation to cease use of any infringing item.

J. Neither Party shall be liable for failure to perform under this Agreement when such failure is caused by accidents, strikes, schedule changes, lockouts, or other labor disturbances or other cause similar or dissimilar beyond its reasonable control.

K. This Agreement may not be assigned by either Party without the prior written consent of the other Party, and any attempted assignment without such consent shall be void.

L. If any one or more of the provisions of this Agreement, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision(s) in every other respect and the remaining provisions of this Agreement shall be unimpaired, and this Agreement shall continue in full force and effect, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

M. This Agreement may not be modified or amended, and no provision contained in it may be waived, except in writing signed by authorized representatives of both Parties. The failure by either Party to exercise any right, power or option given to it by this Agreement, or to insist upon strict compliance with the terms of this Agreement, shall not constitute a waiver of the terms and conditions of this Agreement with respect to any other or subsequent breach thereof, nor a waiver by such Party of its rights at any time thereafter to require exact and strict compliance with all the terms hereof. No waiver of the performance or breach of, or default under, any condition or obligation in this Agreement will be deemed to be a waiver of that condition or obligation or any other current, future, or past performance, or breach of, or default under, any other condition or obligation of this Agreement.

N. The validity, interpretation and performance of this Agreement will be controlled by and construed under the laws of the State of Texas, without regard to its principles of conflicts of laws.

O. Any notice, request, demand, or other communication required or permitted hereunder shall be in writing, postage prepaid, to the Party to be notified. All communications will

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         be deemed given when received. The address for the Parties for the purpose of such communications are:

                  If to Orbitz:
                           Orbitz, LLC
                           200 South Wacker Drive, Suite 1900
                           Chicago, IL 60606
                           Attn: General Counsel

                  it to American:
                           American Airlines, Inc.
                           P.O. Box 619616
                           Mail Drop 4407 HDQ
                           DFW Airport, TX 75261 -9616
                           Attn: Anita Peterson

P. This Agreement and any Insertion Order entered into in connection with this Agreement, the terms of which shall be incorporated by reference herein, constitute the entire agreement between the Parties with respect to the subject matter and supersede any and all prior and/or inconsistent negotiations, representations, understandings, agreements and promises, written or oral, between the Parties. This Agreement shall be construed as if both Parties had equal say in its drafting, and thus shall not be construed against the drafter.

Q. Either Party may terminate this Agreement for cause in the event that the other Party fails to cure a material breach within 30 days after receiving written notice thereof. In addition, American may terminate this Agreement for convenience by delivering to Orbitz written notice at least 30 days in advance of such termination, specifying the extent of termination and the effective date.

R. Nothing in this Agreement is intended or shall be construed to establish any relationship of agency, partnership, joint venture or employment between the Parties, and the Parties (a) expressly disclaim such relationship, (b) agree that they are acting solely as independent contractors hereunder, and (c) agree that they have no fiduciary duty to one another or any other special or implied duties that are not expressly stated herein. Neither Party has any authority to act as agent for, or to incur any obligations on behalf of or in the name of, the other Party or its affiliates.

S. Each Party covenants that it (1) will conduct all activities under this Agreement in full compliance with all applicable laws and regulations;
         (2) is qualified to do business in the geographies in which it will perform its obligation under this Agreement; and (3) will obtain all necessary licenses, permits, and satisfy any other legal, regulatory, and administrative requirements necessary to its performance hereunder.

If this Agreement meets with your approval, please indicate acceptance by signing and returning BOTH copies to the undersigned.

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THIS AGREEMENT WILL NOT BECOME BINDING UNTIL COUNTERSIGNED BY AMERICAN AIRLINES
AT ITS CORPORATE HEADQUARTERS IN FORT WORTH, TEXAS.

                                         Sincerely,

                                         /s/ Stephen E. Schlachter

                                         Stephen E. Schlachter
                                         Manager, Advertising and Promotions

ORBITZ, LLC                              AMERICAN AIRLINES, INC.

By:   /s/ STEVE HAFNER                   By: /s/ ROBERT A. BRITTON
      ---------------------------            ---------------------
      Steve Hafner                           Robert A. Britton
      Vice President                         Managing Director
      Orbitz, LLC                            Advertising and Marketing Planning

Date:   9/6/02                            Date:    9/6/02
      ------------                              ------------

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